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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 8, 2001, included in this Form 11-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-14464, 2-63830, 2-55753, 333-02285, 333-02557 and 333-52338).

/s/ Arthur Andersen LLP

Kansas City, Missouri
June 25, 2001